Exhibit 99.1

Praxis Precision Medicines Provides Corporate Update and Reports Fourth Quarter and Full Year 2020 Financial Results

PRAX-114 Phase 2/3 clinical trial for treatment of MDD to initiate in March 2021 following IND clearance

PRAX-944 Phase 2a high dose cohort topline data expected in mid-year 2021

Innovative collaboration with The Florey Institute expands pipeline via addition of 3 ASOs targeting rare epilepsies

Cash Balance of $296.6M as of December 31, 2020 supports cash runway into 4Q22

Conference call and webcast today at 8:00 a.m. ET

CAMBRIDGE, Mass., March 17, 2021 (GLOBE NEWSWIRE) — Praxis Precision Medicines, Inc. (NASDAQ: PRAX), a clinical-stage biopharmaceutical company translating genetic insights into the development of therapies for central nervous system (CNS) disorders characterized by neuronal imbalance, today provided a corporate update and reported financial results for the fourth quarter and full year 2020.

“Following interactions with the FDA and agreement on a path forward for our Phase 2/3 clinical trial for PRAX-114, we are eagerly anticipating the initiation of the first of two registrational monotherapy MDD trials later this month. Increasing rates of depression worldwide highlight the urgent need to develop new, differentiated treatments for MDD like PRAX-114,” said Marcio Souza, president and chief executive officer of Praxis. “Since our IPO last October, we have made considerable progress across our broad CNS pipeline, both in our programs targeting prevalent disorders and in our rare disease portfolio. We are relentlessly focused on continuing to advance our pipeline to positively impact the lives of people living with CNS disorders and we look forward to keeping you apprised of our progress throughout the year.”

Recent Business Highlights and Upcoming Milestones:

Mood Disorders

•

In March 2021, the U.S. Food and Drug Administration (FDA) cleared Praxis’ Investigational New Drug (IND) application for PRAX-114, a GABAA positive allosteric modulator in development for the treatment of major depressive disorder (MDD). In November 2020, the FDA placed the IND on full clinical hold pending the resolution of certain non-clinical pharmacology and toxicology matters. Praxis subsequently interacted with the FDA to gain agreement on a path to initiate the clinical study. A proposal was submitted to the FDA to provide available non-clinical data and to initiate the clinical trial while other standard GLP reproductive toxicology studies were being completed. Based on this submission, the FDA removed the clinical hold and the Phase 2/3 clinical trial was cleared to proceed.

•

Praxis expects to initiate the PRAX-114 Phase 2/3 monotherapy MDD trial in the United States and Australia by the end of March 2021, with topline data expected in the first half of 2022. If positive, the Phase 2/3 trial is intended to serve as one of two registrational trials required by the FDA to support clinical efficacy of PRAX-114 for monotherapy treatment of MDD.

•

Praxis plans to initiate a PRAX-114 Phase 2 dose range finding trial for adjunctive treatment of MDD in the third quarter of 2021. This clinical trial will provide controlled data to support advancing a Phase 3 adjunctive MDD trial and will further inform dose selection for the future Phase 3 monotherapy trial.

•

Praxis has completed Part C of the PRAX-114 Phase 2a clinical trial for patients with MDD, which was intended to evaluate the safety of four-week outpatient dosing and the efficacy profile from Day 15 to Day 28 to inform the Phase 2/3 clinical trial. A total of thirteen participants were enrolled and PRAX-114 was generally well-tolerated, without a change in safety profile, after four-weeks of 60mg once nightly outpatient dosing. No new patterns of Adverse Events (AEs) were observed in the Day-15 to Day-28 treatment period or after discontinuation. Dosing with PRAX-114 led to a rapid and marked improvement in the HAM-D score, with LS Mean improvement of 11 points at Day 15 that remained stable through the end of the active treatment period.

•	In the second half of 2021, Praxis expects to announce topline data from Part B of the PRAX-114 Phase 2a clinical trial for patients with perimenopausal depression (PMD).

Movement Disorders

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Praxis is currently conducting a two-cohort, Phase 2a, open-label trial of PRAX-944 in essential tremor (ET). Site data from six participants in the low dose cohort showed tremor amplitude reduction of >40% in the upper limb, which compares favorably to standard of care agents and historical placebo response. Based on the observed safety profile in a healthy volunteer titration study and the safety and preliminary activity in ET participants up to 40 mg daily in the first cohort, we have initiated a second cohort in which participants will be titrated to a dose of up to 120 mg/day of PRAX-944. The high dose cohort will include a randomized, double-blind, placebo-controlled withdrawal phase, where study participants will either be maintained on their final open-label dose or switched to placebo. Preliminary topline open-label safety, tolerability and efficacy data for the high dose cohort is expected in mid-year 2021.

•

Praxis plans to initiate a Phase 2b randomized, double-blind, placebo-controlled clinical trial of PRAX-944 in ET in the fourth quarter of 2021. In addition, we plan to initiate a Phase 1 study to explore faster titration schemes in mid-year 2021.

Rare Disease

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Praxis has completed the single ascending dose (SAD) portion in its Phase 1 clinical trial of PRAX-562 in healthy volunteers and the study has advanced to multiple ascending dose (MAD) cohorts. The SAD study was completed up to the maximum planned dose with no dose limiting toxicities. We are currently at the highest preplanned dose in our MAD trial and intend to escalate further if the drug continues to be generally well tolerated.

•

Praxis expects to initiate the initial proof-of-concept trial of PRAX-562 in the second half of 2021 in patients with rare adult cephalgias. The scope of the study has been expanded to include Trigeminal Neuralgia (TN) in addition to Short-lasting Unilateral Neuralgiform headache attacks with Conjunctival injection and Tearing (SUNCT) and Short-lasting Unilateral Neuralgiform headache with Autonomic symptoms (SUNA).

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Praxis plans to complete IND-enabling toxicology studies for its lead antisense oligonucleotide (ASO) candidate, PRAX-222, by the end of 2021. PRAX-222 is a precision medicine candidate designed to down-regulate SCN2A expression in SCN2A gain-of-function mutations.

•

In January 2021, the FDA granted rare pediatric disease (RPD) designation to PRAX-562 for the treatment of SCN2A developmental epileptic encephalopathy (DEE) and for the treatment of SCN8A-DEE. The FDA also granted both RPD and orphan drug designation to PRAX-222 for the treatment of SCN2A-DEE.

•

In March 2021, Praxis entered into an innovative research collaboration with The Florey Institute of Neuroscience and Mental Health to develop three novel ASOs, including a lead program for the treatment of SCN2A loss-of-function mutations, the leading cause of genetically associated autism, and two additional rare epilepsy targets.

•

The Florey Institute partnership positions Praxis as a leader in rare epilepsy drug development. The Company now has six distinct programs for the treatment of at least six different rare epilepsies, including four ASOs for the treatment of epilepsies with genetically validated targets well suited for a precision medicine approach.

•	Praxis now has programs in development for both SCN2A gain-of-function and loss-of-function mutations, demonstrating commitment to the SCN2A community and leadership in sodium channel research.

General Corporate Updates

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In October 2020, Praxis completed an initial public offering of 11.5 million shares of common stock, including the exercise in full by the underwriters of their option to purchase up to 1.5 million additional shares of common stock, at $19.00 per share, raising net proceeds of approximately $200.3 million after deducting underwriting discounts and commissions and other estimated offering expenses payable by Praxis.

•

In December 2020, Praxis expanded its management team with the appointment of Kelly McCue to the role of chief people officer. In addition, Lauren Mastrocola, the Company’s vice president of finance and principal accounting officer, assumed the responsibilities of principal financial officer on an interim basis. A search for a full-time chief financial officer is ongoing.

Fourth Quarter and Full Year 2020 Financial Results:

As of December 31, 2020, Praxis had $296.6 million in cash and cash equivalents, compared to $44.8 million in cash and cash equivalents as of December 31, 2019. This increase of $251.8 million primarily reflects net proceeds of $200.3 million from the company’s initial public offering and net proceeds of $110.1 million from the company’s Series C-1 redeemable convertible preferred stock financing in July 2020, primarily offset by cash used in operations. The company’s cash and cash equivalents as of December 31, 2020 are expected to fund operations into the fourth quarter of 2022.

Research and development expenses were $16.3 million for the fourth quarter of 2020, compared to $5.7 million for the fourth quarter of 2019. Research and development expenses were $45.0 million for the year ended December 31, 2020, compared to $29.6 million for the year ended December 31, 2019. The increase in R&D expenses for full year 2020 of $15.4 million was primarily attributable to $8.1 million in increased personnel-related costs due to increased headcount, $5.9 million in increased expenses related to our PRAX-114 program, a $0.9 million increase in other indirect research and development expenses and $0.3 million in increased expenses related to our PRAX-562 program.

General and administrative expenses were $9.4 million for the fourth quarter of 2020, compared to $1.8 million for the fourth quarter of 2019. General and administrative expenses were $17.0 million for the year ended December 31, 2020, compared to $6.2 million for the year ended December 31, 2019. The increase in general and administrative expenses of $10.8 million for the full year 2020 was primarily attributable to $7.0 million in increased personnel-related costs due to increased headcount, $2.5 million in increased professional fees including legal and consulting services and a $1.3 million increase in other general and administrative expenses, including $1.1 million in increased insurance and other costs related to becoming a public company.

Praxis reported net loss of $25.7 million for the fourth quarter of 2020, including $3.8 million of stock-based compensation expense, compared to $7.4 million for the fourth quarter of 2019, including $0.2 million of stock-based compensation expense. Praxis reported net loss of $61.8 million for the year ended December 31, 2020, including $5.2 million of stock-based compensation expense, compared to a net loss of $35.5 million for the year ended December 31, 2019, including $0.7 million of stock-based compensation expense.

As of December 31, 2020, Praxis had 38.3 million shares of common stock outstanding.

Conference Call and Webcast

Praxis will host a conference call and webcast to discuss its fourth quarter and full year 2020 financial results and recent business and pipeline progress today, March 17, 2021, at 8:00 a.m. ET. To access the conference call, please dial (833) 398-1037 (local) or (914) 987-7735 (international) at least 10 minutes prior to the start time and refer to conference ID 7654828. A live audio webcast of the event and accompanying slides may also be accessed through the Events & Presentations page of the Investors + Media section of the company’s website at https://investors.praxismedicines.com/events-and-presentations. A replay of the webcast will be available on Praxis’ website approximately two hours after the completion of the event and will be archived for 30 days following the event.

About Praxis

Praxis Precision Medicines is a clinical-stage biopharmaceutical company translating genetic insights into the development of therapies for central nervous system disorders (CNS) characterized by neuronal imbalance. Praxis is applying insights from genetic epilepsies to broader neurological and psychiatric disorders, using our understanding of shared biological targets and circuits in the brain. Praxis has established a broad portfolio, including multiple disclosed programs across CNS disorders including depression, epilepsy, movement disorders and pain syndromes, with three clinical-stage product candidates. For more information, please visit https://praxismedicines.com/ and follow us on LinkedIn and Twitter.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including express or implied statements regarding Praxis’ future expectations, plans and prospects, including, without limitation, statements regarding expectations and plans for presenting pre-clinical and clinical data, projections regarding future revenues and financing performance, our long-term growth, cash, cash equivalents and marketable securities, the anticipated timing of our clinical trials and regulatory filings, the development of our product candidates and advancement of our preclinical programs, the timing, progress and success of our collaborations, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “anticipate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and similar expressions that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.

The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical trials and in the availability and timing of data from ongoing clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities; regulatory approvals to conduct trials or to market products; whether Praxis’ cash resources will be sufficient to fund Praxis’ foreseeable and unforeseeable operating expenses and capital expenditure requirements; risks, uncertainties and assumptions regarding the impact of the continuing COVID-19 pandemic on Praxis’ business, operations, strategy, goals and anticipated timelines, Praxis’ ongoing and planned preclinical activities, Praxis’ ability to initiate, enroll, conduct or complete ongoing and planned clinical trials, Praxis’ timelines for regulatory submissions and Praxis’ financial position; and other risks concerning Praxis’ programs and operations are described in additional detail in its Annual Report on Form 10-K expected to be filed on or about March 17, 2021 and its other filings made with the Securities and Exchange Commission from time to time. Although Praxis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Praxis. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Praxis undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

PRAXIS PRECISION MEDICINES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31,
	2020	2019
Assets
Cash and cash equivalents	$296,608	$44,815
Prepaid expenses and other current assets	5,718	681
Property and equipment, net	82	128
Operating lease right-of-use assets	754	1,450
Other non-current assets	15	620

Total assets	$303,177	$47,694

Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity
Accounts payable	$4,088	$2,667
Accrued expenses	10,869	3,455
Operating lease liabilities	763	1,459
Redeemable convertible preferred stock	—	121,121
Common stock	4	1
Additional paid-in capital	437,007	—
Accumulated deficit	(149,554)	(81,009)

Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$303,177	$47,694

PRAXIS PRECISION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating expenses:
Research and development	$16,272	$5,699	$44,976	$29,557
General and administrative	9,440	1,795	16,992	6,232

Total operating expenses	25,712	7,494	61,968	35,789

Loss from operations	(25,712)	(7,494)	(61,968)	(35,789)
Total other income:
Interest income	6	22	140	193

Total other income	6	22	140	193

Loss before benefit from income taxes	(25,706)	(7,472)	(61,828)	(35,596)
Benefit from income taxes	—	(84)	(8)	(84)

Net loss and comprehensive loss	($25,706)	($7,388)	($61,820)	($35,512)

Accretion and cumulative dividends on redeemable convertible preferred stock	(950)	(1,720)	(8,996)	(5,170)
Gain on repurchase of redeemable convertible preferred stock	—	—	493	—

Net loss attributable to common stockholders	($26,656)	($9,108)	($70,323)	($40,682)

Net loss per share attributable to common stockholders, basic and diluted	($0.87)	($5.65)	($7.86)	($26.60)

Weighted average common shares outstanding, basic and diluted	30,703,886	1,611,885	8,950,152	1,529,629

Investor Contact:

Alex Kane

Praxis Precision Medicines

investors@praxismedicines.com

617-300-8481

Media Contact:

Ian Stone

Canale Communications

Ian.stone@canalecomm.com

619-849-5388